SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            Form S-8
                      REGISTATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                        K N Energy, Inc.
     (Exact name of registrant as specified in its charter)


      Kansas                                    48-0290000
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)                Identification No.)

                                              William S. Garner, Jr.
                                             Vice President, General
                                               Counsel & Secretary
 370 Van Gordon Street                        370 Van Gordon Street,
    P.O. Box 281304                              P.O. Box 281304
Lakewood, Colorado 80228-8304              Lakewood, Colorado 80228-8304
    (303)  989-1740                              (303)  989-1740
(Address, including zip code, and         (Name, address, including zip code,
telephone number, including area           and telephone number, including
code, of registrant's principal            area code, of agent for service)
executive offices)


                        K N Energy, Inc.
                 Profit Sharing and Savings Plan
                      (Full Title of Plan)

                                                       Proposed            Proposed
                                                       maximum             maximum
  Title of each class of          Amount to         offering price        aggregate             Amount of
securities to be registered    be registered(1)       per unit(1)     offering price(1)     registration fee

Common Stock, par value
  $5.00 per share . . . .       700,000 shares          $22.50           $15,750,000             $5,431


(1) A maximum of 700,000 shares of Common Stock of the registrant are to be offered under the K N Energy, Inc. Profit Sharing and Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Benefit Plan described herein. Pursuant to Rule 457(f), the registration fee was computed on the basis of the average of the high and low prices of a share of Common Stock of K N reported on the New York Stock Exchange Composite Tape on June 29, 1994.

                             Part II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.     INCORPORATION OF DOCUMENTS BY REFERENCE
________

     The following documents filed by K N with the Securities and Exchange Commission (File No. 1-6446) pursuant to the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

1.   K N's Annual Report on Form 10-K for the fiscal year ended
     December 31, 1993, as amended by Form 10-K/A dated June 9,
     1994;

2. K N's Quarterly Report on Form 10-Q with respect to the fiscal quarter ended March 31, 1994, as amended by Form 10-Q/A dated June 9, 1994;

3.   K N's Current Reports on Form 8-K dated February 3, 1994,
     March 25, 1994 and July 13, 1994; and

4. K N's Registration Statement on Form 8-A, as amended, registering its Common Stock under Section 12(b) of the Exchange Act.

     If any other documents is filed by K N pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold, such document shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such document.

Item 16.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
________

     Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the articles of incorporation of the registrant requires the registrant to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

     The registrant has insurance which, among other things, include liability insurance coverage for directors and officers, with a $200,000 corporate reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a directors or officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of more than $20,000,000 of insurance coverage.

Item 18.  EXHIBITS

Exhibit
_______

 4.1      Restated Articles of Incorporation of the Registrant.
          Incorporated herein by reference to Exhibit 28 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

4.2 By-laws of the Registrant, as amended. Incorporated herein by reference to Exhibit 4.2 to Registration
          Statement on Form S-3 (File No. 33-42698).

4.3 Certificate of the Voting Powers, Designation, Preference and Relative, Participating, Optional or Other Special Rights, and Qualifications. Limitations or Restrictions Thereof, of the Class A $8.50 Cumulative Preferred Stock, Without Par Value, of the Registrant. Incorporated herein by reference to Exhibit 4.3 to Registration Statement on Form S-3 (File No. 33-26314).

4.4       Certificate of the Voting Powers, Designation,
          Preferences and Relative, Participating, Optional or
          Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Class B $8.30 Series
          Cumulative Preferred Stock, Without Par Value, of the

          Registrant.  Incorporated herein by reference to Exhibit
          4.4 to Registration Statement of Form
          S-3 (File No. 33-26314).

5.1 Opinion of William S. Garner, Jr. regarding the legality of the securities.

23.1      Consent of Williams S. Garner, Jr. (included in Exhibit
          5.1 hereof).

23.2      Consent of Arthur Andersen & Co.


Item 19   UNDERTAKINGS
_______

     Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) It shall file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (2)(i) and (2)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (3) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (4) It shall remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 17th day of May, 1994.

                                   K N ENERGY, INC.

                                   By:  /s/ E. Wayne Lundhagen
                                       ___________________________
                                        Vice President - Finance
                                        and Accounting

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 1994.

          Signature                               Title

(i)  Principal executive officer:

 /s/ Charles W. Battey               Chairman of the Board and Chief
_________________________________    Executive Officer
     (Charles W. Battey)


(ii) Principal financial and accounting officer:

 /s/ Wayne Lundhagen                 Vice President - Finance and
_________________________________    Accounting
     (E. Wayne Lundhagen)


(iii)     Directors:


 /s/ Charles W. Battey
_________________________________
     (Charles W. Battey)


 /s/ Stewart A. Bliss
_________________________________
     (Stewart A. Bliss)


 /s/ David W. Burkholder
_________________________________
     (David W. Burkholder)


 /s/ Robert H. Chitwood
_________________________________
     (Robert H. Chitwood)


 /s/ Howard P. Coghlan
_________________________________
     (Howard P. Coghlan)


 /s/ Robert B. Daugherty
_________________________________
     (Robert B. Daugherty)

 /s/ Jordan L. Haines
_________________________________
     (Jordan L. Haines)


 /s/ Larry D. Hall
_________________________________
     (Larry D. Hall)


 /s/ William J. Hybl
_________________________________
     (William J. Hybl)


 /s/ H. A. True
_________________________________
     (H. A. True III)

                       INDEX TO EXHIBITS

Exhibit                                                      Page

 4.1      Restated Articles of Incorporation of the
          Registrant. Incorporated herein by reference to Exhibit 28 to the Registrant's Quarterly
          Report on Form 10-Q for the quarter ended
          September 30, 1988.

4.2       By-laws of the Registrant, as amended.
          Incorporated herein by reference to exhibit 4.2 to Registration Statement on Form S-3 (File
          No. 33-42698).

4.3       Certificate of the Voting Powers, Designation,
          Preference and Relative, Participating, Optional or Other Special Rights, and Qualifications.
          Limitations or Restrictions Thereof, of the Class
          A $8.50 Cumulative Preferred Stock, Without Par
          Value, of the Registrant, Incorporated herein by reference to Exhibit 4.3 to Registration
          Statement on Form S-3 (File No. 33-26314).

4.4 Certificate of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Class B $8.30 Series Cumulative Preferred Stock, Without Par Value, of the Registrant. Incorporated herein by reference to Exhibit 4.4 to Registration Statement of Form S-3 (File No. 33-26314).

5.1 Opinion of William S. Garner, Jr. regarding the legality of the securities.

23.1      Consent of Williams S. Garner, Jr. (included in
          Exhibit 5.1 hereof).

23.2      Consent of Arthur Andersen & Co.

                                            EXHIBIT 5.1 AND 23.1
June 30, 1994


K N Energy, Inc.
370 Van Gordon Street
P.O. Box 281304
Lakewood, Colorado  80228-8304

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of K N Energy, Inc., a Kansas corporation (the "Company"), and have acted in such capacity in connection with the registration pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 700,000 shares of Common Stock, $5.00 par value (the "Common Stock"), of the Company, for use under the Company's Profit Sharing and Savings Plan.

     In connection herewith, I have examined the Restated Articles of Incorporation and the By-laws of the Company, each as amended to the date hereof, the records of corporate proceedings which have occurred prior to the date hereof with respect to such offering, the Registration Statement, and such other certificates, instruments, documents and records of the Company as I have deemed necessary, and I have reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that the shares of Common Stock being registered pursuant to such Registration
Statement will be, when issued, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,


/s/ William S. Garner, Jr.

William S. Garner, Jr.
Vice President, General Counsel
and Secretary

                                                     EXHIBIT 23.2


          CONSENT OF K N INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 10, 1994, included in K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.



                                        /s/ ARTHUR ANDERSEN & CO.

                                             Arthur Andersen & Co.


Denver, Colorado
June 29, 1994